Exhibit 10.1

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

CLINICAL TRIAL SERVICES AGREEMENT AMENDMENT NO. 1 TO WORK STATEMENT NB-1

RADIUS HEALTH, INC., a Delaware corporation (“Radius”) and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”) that is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S entered into the certain Clinical Trial Services Agreement (“Agreement”) and that certain Work Statement NB-1 under the Agreement (“Work Statement NB-1”) as of March 29, 2011 (“Effective Date”)

Pursuant to Section 2.3, 2.11 and 11.7 of the Agreement, the parties wish to enter into this Amendment No. 1 to Work Statement NB-1 (“Amendment No. 1”) effective as of December 9, 2011 (“Amendment Date”). Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement and Work Statement NB-1.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the parties agree as follows:

1.  Addition of non-CCBR A/S Sites in India and the United States of America.  (a)  Radius or its authorized representative will contract with certain clinical trial sites in India and the United States of America to enroll patients in the clinical study that is the subject of Work Statement NB-1 in order to facilitate the timely achievement of the enrollment targets for such study.

(b)  The NB representations and warranties set forth in Sections 8.2, 8.3, 8.5 and 8.6(ii) of the Agreement shall not apply to the personnel, including Clinical Investigators, that perform the clinical study at the study sites located in India or the United States.  Radius shall be responsible for securing the applicable representations and warranties from these clinical study sites and personnel, including Clinical Investigators.

(c)  The Study Assumptions table on the first page of Attachment A to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to increase the total Number of Sites from 11 to 35-37, to add the following information concerning sites in India and the United States of America as well as additional sites in Argentina and Peru, to increase the number of sites in Poland and the Czech Republic, to increase the number of patients to be pre-screened to reflect patient recruitment experience to date, to add a 2-month screening period and to add an additional patient visit at month 15.  As amended, the Study Assumptions table will read in full as follows:

Protocol Number	BA058-05-003
Number of Sites:	35-37
Denmark	3
Estonia	1
Lithuania	1
Romania	1
Poland	2
Czech Republic	3
Brazil	1-2
Argentina	1-2
Peru	1
Hong Kong	1
India	15
USA	5
Number of Patients to be Pre-Screened	[*]
Number of Patients to Enroll:	2,400
Screening Period:	2 months
Treatment Period:	18 months
Safety Follow up Period	1 month
Visits per Completed Subject:	11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)  The “Payment Schedule” set forth in Attachment B to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to add a new Paragraph (10) immediately following Paragraph (9) of the Payment Schedule, which shall read in full as follows:

“(10)  The purchase price for the Services with respect to subjects enrolled at the study sites located in India or the United States of America shall be paid solely in cash and shall not include payment of a First Monthly Amount detailed under Paragraph (4).  The purchase price for the Services with respect to subjects enrolled at the study sites located in India or the United States of America shall include payment of a separate amount in consideration of the incremental administrative costs that NB will bear to integrate and manage data being supplied by these clinical sites.  The amount of this incremental payment shall be:

(a)  €717,700 for the EURO denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 15 study sites located in India and $289,663 for the U.S. Dollar denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 15 study sites located in India (exclusive of certain shipping costs concerning central imaging services which shall be billed separately).

(b)  €1,234,790 for the EURO denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 5 study sites located in the United States of America and $143,369 for the U.S. Dollar denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 5 study sites located in the United States of America.

Radius shall be invoiced and shall pay NB the U.S. Dollar denominated portion of these incremental fees ($[*] for the 15 study sites located in India and $[*] for the 5 study sites located in the United States of America) as pass thru costs.  Radius shall be invoiced and shall pay NB €[*] of the EURO denominated portion of these incremental fees (relating to the expansion of the eCRF to the 20 new sites in India and the United States of America) as pass through costs.

Radius shall pay NB €[*] of the EURO denominated portion of these incremental fees for the 15 study sites located in India and €[*] of the EURO denominated portion of these incremental fees for the 5 study sites located in the United States of America within 15 days of the Effective Date.  Radius shall pay NB the balance of the EURO denominated portion of these incremental fees (€[*] for the 15 study sites located in India; and €[*] for the 5 study sites located in the United States of America) in pro rata installments at the time it pays each installment of the Second Monthly Amount and the Third Monthly Amount.”

(e)  The “Trial Activities and Delegation of Responsibilities” table set forth in Attachment C to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to provide that NB, as Service provider, shall not have the responsibilities assigned to it under the following activity categories listed in Attachment C with respect to the clinical study sites located in India and the United States of America.  NB shall continue to hold all other responsibilities enumerated as those of the “Service provider” in Attachment C with respect to the clinical study sites located in India and the United States of America.  The specific Service provider responsibilities that NB is relieved of with respect to the study sites located in India and the United States of America are as follows having reference to the activity categories listed in Attachment C:

Regulatory

(i) IND/CTA Preparation, (ii) CTA Submissions & Updates, (iii) Informed Consent Form (ICF, PIS), (iv) Ethics Committees/IRB Submissions & Updates, (v) Health Authority SAE Submissions & Follow Up(s), (vi) Legal Representative and Regulatory & Study Documents translations and (vii) Regulatory & Study Documents translations.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Clinical Trial Materials

(i) Vitamin D & Calcium, (ii) Tote Bags/Ice Packs (Sponsor will be responsible for these in all jurisdictions) and (iii) Study Drug Reconciliation — Patient, Site, & Study.

Clinical Trial Conduct

(i) Clinical Trial Project Plan (Sponsor will be responsible to provide India-specific information) (ii) Clinical Trial Budget Forecasting & Tracking, (iii) Vendor Management — Labs, X-ray, Dexa, Renal, Imaging, ECG, (iv) Vendor Management - PK, Antibody, Drug Manufacture/Package, IVRS, Central IRB (Sponsor will now be responsible for the Central IRB for all jurisdictions), (v) Patient Recruitment, Screening, Enrollment (for India but Service provider shall remain responsible for USA), (vi) Site Selection, (vii) Site Management (for India but Service provider will be responsible for USA), (vii) Site Confidentiality Agreements, (viii) Site Contract/Agreement, (ix) Clinical Trial Monitoring & Plan (for India but Service provider will be responsible for USA), (x) Clinical Trial Monitoring Reports (for India but Service provider shall remain responsible for USA), (xi) Clinical Trial Monitors (for India but Service provider will be responsible for USA), (xii) Monitor Travel Expense (for India but Service provider will be responsible for USA), (xiii) CRA Meetings (for India but Service provider will be responsible for USA) (xiv) Trial Staff Training (for India but Service provider will be responsible for USA), (xv) Trial Master File and Site Trial File (for India but Service provider will be responsible for USA), (xvi) Investigator Site Payments, (xvii) Essential Document Collection (for India but Service provider will be responsible for USA) and (xviii) Printing Study Documents (for India but Service provider will be responsible for USA).

Labs

(i)Central or Local Safety Labs, (ii) Central/Safety/Bone Marker Labs Data Reporting (SI Units), (iii) Central/Safety/Bone Marker Labs Data Reporting (SI Units), (iv) Lab Specimen Management, Shipping & Reconciliation, (v) Lab Kits & Supplies,  (vi) Lab Sample Storage, (vii)Lab Sample Destruction.

Safety & Pharmacovigilance

(i) Annual & Periodic Drug Safety Update Generation & Filing (ii) Health Authority reporting and (iii) Final Safety Report for HA, EC, IRB submission.  In addition, Service provider shall no longer be responsible for Annual & Periodic Drug Safety Update Generation & Filing for European Union countries, in these countries, Sponsor shall be responsible for this activity and Service provider’s responsibility shall be limited to providing Sponsor with data from the studies in such countries that are being managed by Service provider.

Quality

Health Authority inspections/audits (for India but Service provider will be responsible for USA).

(f)  Attachment G to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to provide that Radius will maintain the following insurance with respect to the following additional jurisdictions during the conduct of the clinical study that is the subject of Work Statement NB-1:

“India

Insurer, coverage: ICICI Lombard, $[*] (Coverage quoted, not yet bound).

United States of America

Insurer, coverage:  Chubb, $[*].

Argentina

Insurer, coverage: SMG Seguros, $[*].

Peru

Insurer, coverage: La Positiva, $[*].”

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement and Work Statement NB-1 are hereby ratified and confirmed and shall remain in full force and effect.  The term “Work Statement NB-1”, as used in the Agreement, shall henceforth be deemed to be a reference to Work Statement NB-1 as amended by this Amendment No. 1.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.  General.  This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF the parties have caused this Amendment No. 1 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 1 under seal as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL
DEVELOPMENT VII A/S

/s/ Michael S. Wyzga	/s/ Bente Juel Riis
By: Michael S. Wyzga	By: Bente Juel Riis
Title: President and Chief Executive Officer	Title: Medical Director

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies
Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.525

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.